Exhibit 99.1

Investor Relations contact:	Public Relations contact:
Allison Parker	Nicole Fortenberry
Director, Investor Relations	Director, Public Relations
(415) 343-7640	(917) 602-9834
investor.relations@micromuse.com	nicole@micromuse.com.

JULY 22, 2004

MICROMUSE REPORTS THIRD QUARTER RESULTS

Announces Stock Repurchase Program

Names Andrew Del Matto as Chief Accounting Officer

SAN FRANCISCO – Micromuse Inc. (Nasdaq: MUSE), the leading provider of realtime business and service assurance software, reported financial results today for the fiscal quarter ended June 30, 2004. Total revenue for fiscal Q3 was $34.8 million. GAAP net loss for Q3 was $2.5 million or $.03 per share. Pro forma net income for the quarter – which specifically excludes the amortization of intangible assets and other charges – was $682 thousand or $.01 per share. For a detailed comparison of pro forma and GAAP results, please refer to the reconciliation statement at the bottom of this press release.

Cash, cash equivalents and investments decreased by $3.7 million from $195.2 million in Q2 to $191.5 million between March 31, 2004 and June 30, 2004.

“Fiscal Q3 was a challenging quarter marked by continued caution and increased purchasing scrutiny in the marketplace,” said Lloyd Carney, Micromuse Chairman and CEO. “We continue to focus on our go-to-market strategy, realigning our field and product organizations, and this quarter we made progress in positioning ourselves for growth opportunities going forward. We also have had continued success in penetrating growing geographic markets and in developing and strengthening our relationships with our partners worldwide.”

Stock Repurchase Program

Micromuse announced today that its Board of Directors has approved the repurchase of up to 2 million shares of its common stock over the next twelve months. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Micromuse’s stock, general business and market conditions, and other investment opportunities.

“The stock repurchase program underscores our belief in Micromuse’s future,” said Mike Luetkemeyer, Senior Vice President and Chief Financial Officer. “The repurchase of Micromuse stock is an attractive use of cash at current valuation levels and represents an opportunity to enhance long-term shareholder value. With a strong cash position, this leaves ample financial resources to execute our business strategies.”

Management Changes

Also today Micromuse named Andrew Del Matto as Chief Accounting Officer. Mr. Del Matto joined the Company in April 2004 as Vice President of Global Finance and has been named Mike Luetkemeyer’s successor as Chief Financial Officer. Mr. Luetkemeyer has served as Chief Financial Officer for three years and plans to step down at the end of the calendar year.

“We are extremely delighted to have Andrew Del Matto as part of our team,” said Mr. Carney. “Drew brings outstanding experience in building global finance infrastructures for growth companies, and has already made significant contributions in strengthening our finance team. We welcome his leadership, skills, and energy as we transform our business going forward. We want to thank Mike Luetkemeyer for his three years of dedicated service to Micromuse, and we wish him the best as he moves forward.”

Mr. Del Matto has over fifteen years of corporate financial management and accounting experience in high-tech industries. Most recently, he served as an independent consultant to Cisco Systems. Previously, he was VP, Finance and Corporate Controller for Inktomi Corporation, and served in a variety of roles at SGI including Controller of its Professional Services group. Prior to SGI, he was a Senior Manager and CPA with KPMG where he counseled clients on a wide variety of accounting and finance issues. Mr. Del Matto received a B.S. from Ohio University and an M.B.A. from Golden Gate University.

Fiscal Q4 Outlook

Fourth quarter 2004 revenue and EPS results are expected to be approximately the same as third quarter revenue and EPS on a GAAP and pro forma basis.

Q3 2004 Conference Call, Webcast, and Replay Information

Micromuse will host a conference call and simultaneous webcast on Thursday, July 22, 2004 at 2:00 PM PT, 5:00 PM ET to announce pro forma and GAAP results for the third quarter of fiscal year 2004. The live call will be available to the general public by dialing 888-423-3275 (domestic) or 612-332-0345 (international). A live webcast of the conference call will be available at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=MUSE&script=2100 or via a link from the Micromuse web site at http://www.micromuse.com/.

A replay of this conference call will be available by dialing 800-475-6701 (domestic) or 320-365-3844 (international) and entering access code 738126. The replay will be available from Thursday, July 22, 2004 at 7:15 PM PT until Thursday, July 29, 2004 at 11:59 PM PT. The replay will also be available as an archived audio file at http://www.micromuse.com/.

About Micromuse

Micromuse Inc. (Nasdaq: MUSE) is the leading provider of ultrascalable, realtime business and service assurance software solutions. The Netcool software suite provides organizations with the assurance that their IT systems are supporting and driving profits 24 hours a day. Unlike traditional infrastructure management systems, Netcool solutions provide real-time end-to-end visibility and accurate troubleshooting from a business perspective. Such business intelligence allows organizations to respond to problems quickly, streamline workflow processes and improve business uptime. Micromuse customers include BT, Cable & Wireless, Deutsche Telekom, Digex, EarthLink, GE Appliances, ITC^DeltaCom, J.P. Morgan Chase, T-Mobile and Verizon. Headquarters are located at 139 Townsend Street, San Francisco, Calif. 94107; (415) 538-9090. The Web site is at http://www.micromuse.com/.

###

Micromuse and Netcool are registered trademarks of Micromuse Ltd. All other trademarks and registered trademarks in this document are the properties of their respective owners. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: fluctuations in customer demand; the Company’s ability to manage its growth (including the ability to hire sufficient sales and technical personnel); the risks associated with the expansion of the Company’s distribution channels, the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company’s markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future; uncertainties associated with patent litigation and uncertainties associated with class action and other lawsuits that have been filed against the Company and the Company’s officers and directors as a result of the Company’s financial restatement; as well as other risks identified in the Company’s Securities and Exchange Commission Filings, including but not limited to those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission and available on the Company’s Web site. The company disclaims any obligation or intention to update or revise any forward-looking statements.

For a detailed comparison of pro forma and GAAP guidance for fiscal Q4, please refer to the reconciliation statement at the bottom of this press release.

MICROMUSE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

ASSETS

	June 30, 2004 (unaudited)	September 30, 2003

Assets:
Cash and cash equivalents	$101,432	$89,385
Short-term investments	15,168	33,196
Long-term investments	74,864	67,529

Total cash, cash equivalents and investments	191,464	190,110
Accounts receivable, net	25,990	13,439
Prepaid expenses and other current assets	9,402	6,269
Property and equipment, net	5,966	5,976
Goodwill, net	50,929	49,032
Other intangibles, net	8,220	12,861

	$291,971	$277,687

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,741	$6,849
Accrued expenses	23,412	20,387
Income taxes payable	6,328	6,368
Deferred revenue	49,116	40,327

Total current liabilities	84,597	73,931

Stockholders’ equity
Preferred stock; $0.01 par value; 5,000 shares authorized; no shares issued and outstanding
Common stock; $0.01 par value; 200,000 shares authorized; 79,517 and 78,544 shares outstanding as of June 30, 2004 and September 30, 2003, respectively	795	785
Additional paid-in capital	214,873	210,697
Treasury stock	(2,657)	(2,657)
Accumulated other comprehensive loss	(1,577)	(1,548)
Accumulated deficit	(4,060)	(3,521)

Total stockholders’ equity	207,374	203,756

	$291,971	$277,687

MICROMUSE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2004	2003	2004	2003
		(As Restated)		(As Restated)
Revenues:
License	$17,690	$18,233	$58,298	$50,390
Maintenance and services	17,135	14,692	52,002	42,054

Total revenues	34,825	32,925	110,300	92,444

Cost of revenues:
License	1,468	1,251	4,356	3,335
Maintenance and services	3,140	2,593	8,455	8,115
Amortization of developed technology	1,527	1,053	4,515	3,089

Total cost of revenues	6,135	4,897	17,326	14,539

Gross profit	28,690	28,028	92,974	77,905

Operating expenses:
Sales and marketing	15,696	14,436	47,182	45,833
Research and development	8,102	7,417	24,121	21,726
General and administrative	6,684	3,947	17,975	12,623
Restatement and related litigation	1,616	—	5,466	—
Stock based compensation	—	—	553	—
Amortization of other intangible assets	48	194	143	1,115
In process research and development	—	—	—	—
Restructuring charge	—	1,655	—	4,795

Total operating expenses	32,146	27,649	95,440	86,092

Income (loss) from operations	(3,456)	379	(2,466)	(8,187)

Other income, net	1,151	693	2,865	3,378

Income (loss) before income taxes	(2,305)	1,072	399	(4,809)
Income tax provision (benefit)	179	(144)	936	899

Net income (loss)	$(2,484)	$1,216	$(537)	$(5,708)

Per share data:
Basic net income (loss)	$(0.03)	$0.02	$(0.01)	$(0.07)
Diluted net income (loss)	$(0.03)	$0.02	$(0.01)	$(0.07)

Weighted average shares used in computing:
Basic net income (loss) per share	78,993	76,635	78,760	76,577
Diluted net income (loss) per share	78,993	80,087	78,760	76,577

MICROMUSE INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended June 30,		Nine months ended June 30,
	2004	2003	2004	2003
		(As Restated)		(As Restated)
Revenues:
License	$17,690	$18,233	$58,298	$50,390
Maintenance and services	17,135	14,692	52,002	42,054

Total revenues	34,825	32,925	110,300	92,444

Cost of revenues:
License	1,468	1,251	4,356	3,335
Maintenance and services	3,140	2,593	8,455	8,115

Total cost of revenues	4,608	3,844	12,811	11,450

Gross profit	30,217	29,081	97,489	80,994

Operating expenses:
Sales and marketing	15,696	14,436	47,182	45,833
Research and development	8,102	7,417	24,121	21,726
General and administrative	6,684	3,947	17,975	12,623

Total operating expenses	30,482	25,800	89,278	80,182

Income (loss) from operations	(265)	3,281	8,211	812

Other income, net	1,151	693	2,865	3,378

Income (loss) before income taxes	886	3,974	11,076	4,190
Income tax provision (benefit)	204	(144)	2,548	899

Net income (loss)	$682	$4,118	$8,528	$3,291

Per share data:
Basic net income (loss)	$0.01	$0.05	$0.11	$0.04
Diluted net income (loss)	$0.01	$0.05	$0.10	$0.04

Weighted average shares used in computing:
Basic net income (loss) per share	78,993	76,635	78,760	76,577
Diluted net income (loss) per share	81,473	80,087	81,921	78,492

MICROMUSE INC.

RECONCILIATION BETWEEN NET INCOME ON A GAAP AND PRO FORMA BASIS

(In thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2004	2003	2004	2003
		(As Restated)		(As Restated)
GAAP net income (loss) –	$(2,484)	$1,216	$(537)	$(5,708)
Amortization of developed technology and other intangible assets	1,575	1,247	4,658	4,204
In process research and development	—	—	—	—
Restructuring charge	—	1,655	—	4,795
Restatement and related litigation	1,616	—	5,466	—
Stock based compensation	—	—	553	—
Income tax effect	(25)	—	(1,612)	—

PRO FORMA net income (loss) –	$682	$4,118	$8,528	$3,291

The pro forma condensed consolidated statement of operations and pro forma earnings guidance are presented for informational purposes only as an alternative view of the company’s operating results and guidance. In the calculation of the company’s pro forma earnings results, and in the provision of pro forma earnings guidance, Micromuse excludes certain items such as the amortization of developed technology and other intangibles assets, the write off of in-process research and development, restructuring charges, the cost of the restatement and related litigation, certain stock-based compensation cost, executive recruiting costs and their related income tax effects. Micromuse believes that excluding these items provides investors with a representation of the Company’s core performance, and a pro forma base line for assessing the future earnings potential of the company. The pro forma condensed consolidated statement of operations should not be considered as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from pro forma measures used by other companies.

IMPACT OF PRO FORMA ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME PER SHARE

(As of July 22, 2004)

Three months ended September 30, 2004
GAAP diluted net income per share	$(0.03)
Amortization of developed technology and other intangible assets	$0.02
Cost of the restatement and related litigation	$0.01
Income tax effect	$0.00

PRO FORMA diluted net income per share	$0.01